MORTGAGE NOTE


September 1, 1998                                                  $2,000,000.00


     PROMISE TO PAY PRINCIPAL AND INTEREST. For value received, REYNOLDS/EHINGER ENTERPRISES, LLC, a Michigan limited liability company (the "Borrower"), promises to pay to the order of MERITAGE HOSPITALITY GROUP INC., a Michigan corporation ("Meritage"), at its office located at 40 Pearl Street, N.W., Suite 900, Grand Rapids, Michigan 49503, or at such other place as the Holder (the "Holder" means Meritage and any subsequent holder of this Mortgage Note) may from time to time specify, the principal sum of TWO MILLION DOLLARS ($2,000,000.00), together with interest on any part thereof unpaid at the rate per annum which, except during default, is equal to the Prime Rate plus eight hundred (800) basis points from time to time on all principal indebtedness evidenced by this Mortgage Note. The "Prime Rate" means the variable rate of interest announced publicly from time to time by Provident Bank (the "Bank"), of Cincinnati, OH, to be its prime commercial lending rate. Reference to the Prime Rate will not be affected by the fact that the Bank may make loans at different rates from time to time with respect to the class of loans for which the Prime Rate is established. The interest rate chargeable under this Mortgage Note shall be fully-floating, and any change in the interest rate chargeable hereunder resulting from a change in the Prime Rate will become effective on the day on which each change in the Prime Rate is effective.

     DUE DATE FOR PAYMENTS AND MANNER OF MAKING PAYMENTS. Accrued interest under this Mortgage Note shall be payable monthly, on the last day of each month beginning September 30, 1998, and continuing on the last day of each month thereafter until the Maturity Date set forth in the next sentence, when all indebtedness evidenced hereby shall be due and payable in full. All principal and accrued and unpaid interest shall be due and payable in full on: (a) August 31, 1999, or (b) the closing of the sale or disposition by Grand Rapids
Innkeepers Management Inc., a Michigan corporation, of any or all of the restaurant sites it has leased to American Family Restaurants, Inc. pursuant to a Master Lease Agreement dated September 8, 1995, whichever of (a) and (b) occurs first (the "Maturity Date"). All payments of principal and interest under this Mortgage Note shall be paid by wire transfer of funds to: Michigan National Bank, Grand Rapids, MI, ABA Number 072000805, for credit to the account of Meritage Hospitality Group Inc., Account Number 5892-89662-1, reference: Loan Payment; or to such other account as the Holder may specify by written notice to the Borrower. If the due date for a payment required by this Mortgage Note is not a Business Day (a "Business Day" is any day other than a Saturday, Sunday or legal holiday in the State of Michigan), the due date for such payment shall be the last Business Day of the month, and the amount of the payment shall be adjusted accordingly.

     PREPAYMENT. The indebtedness evidenced by this Mortgage Note may be prepaid, in whole or in part, at any time without notice and without penalty or premium.

     LATE CHARGES; DEFAULT INTEREST. The Borrower shall pay to the Holder a late charge equal to five percent (5%) of each payment due hereunder that is not received by the Holder on the due date of such payment. For purposes of computing the late charge, the interest component of each late payment shall be computed at the standard interest rate provided for herein and not at the default rate. If any payment due under this Mortgage Note remains unpaid after the expiration of ten (10) calendar days from the due date, and during any period this Mortgage Note otherwise is in default, the outstanding principal amount hereof shall bear interest for the entire period during which interest or principal is then unpaid at a rate which is equal to three hundred (300) basis points greater than the interest rate otherwise charged hereunder.

     DEFAULT; OPTION TO ACCELERATE MATURITY DATE. Immediately upon default in making any payment required under this Mortgage Note when due, the entire principal balance of this Mortgage Note remaining at that time unmatured, together with all accrued interest thereon, shall, at the election of the Holder and without notice of such election, and without demand or presentment or opportunity to cure such default, become immediately due and payable, anything herein or in any of the Collateral Security Documents (as defined below) to the contrary notwithstanding. If such indebtedness is not immediately paid in full, the Holder shall have the right, without notice or opportunity to cure, to pursue all remedies available to it, at law or in equity, under the Collateral Security Documents or otherwise. Upon default in the due observance or performance of any of the other terms, agreements, representations, warranties, covenants or conditions contained in any of the Collateral Security Documents, and the continuation of such default for a period of ten (10) consecutive days, or more, after written notice of such default has been given to the Borrower, the entire principal balance of this Mortgage Note remaining at that time unmatured, together with all accrued interest thereon, shall, at the election of the Holder and without notice of such election and without demand or presentment or further opportunity to cure such default, become immediately due and payable, anything contained herein or in any of the Collateral Security Documents to the contrary notwithstanding, and the Holder shall in any event have the right to pursue all remedies available to it, at law or in equity, under the Collateral Security Documents or otherwise.

     NO WAIVER. If any default is made as hereinabove set forth, neither the failure of the Holder promptly to exercise its right to declare the outstanding principal and accrued and unpaid interest hereunder to be immediately due and payable, nor failure to exercise any other right or remedy the Holder may have for default, nor the acceptance by the Holder of late payments, nor the failure of the Holder to demand strict performance of any obligations of the maker or of any other person who may be liable hereunder, shall constitute a waiver of any such default or remedies. Further, acceptance by the Holder of partial payments following due acceleration of the indebtedness evidenced hereby shall not constitute a waiver by the Holder of the acceleration of such indebtedness.

     COSTS OF COLLECTION, ETC. The Borrower, and any other person who may be liable hereunder in any capacity, agrees to pay all costs of collection, including a reasonable attorneys' fee, in case the principal of the Mortgage
Note or any payment of interest thereon is not paid when due, or in case it becomes necessary to protect the security for this Mortgage Note, whether suit is brought or not.

     APPLICATION OF CERTAIN PAYMENTS. In no event shall the Borrower be required to make any payment hereunder which would violate any applicable law regulating or limiting the rate of interest that the Holder may lawfully collect. If any such payment is made by or for the account of the Borrower, such payment shall, to the extent it exceeds the maximum payment that the Holder lawfully may collect, be applied toward reduction of the principal balance hereof.

     INDEPENDENT OBLIGATIONS. The Borrower acknowledges and agrees that: (a) the Seller is a wholly-owned subsidiary of Meritage; (b) under the Purchase Agreement dated April 16, 1998, between the Seller and Innkeeper's Management, LLC (the "Purchase Agreement"), neither the Seller nor Meritage had an obligation to extend the credit evidenced hereby; and (c) the obligations evidenced by this Mortgage Note are independent obligations of the Borrower, and that no claim that the Borrower now or hereafter may have against the Seller, or the Holder, or any other person or entity whatever, shall give rise to a right of set-off under this Mortgage Note or otherwise constitute a defense to the payment of principal or interest when due under this Mortgage Note. No claims that the Borrower now or hereafter may have against the Seller, the Holder, or any other person, may be asserted, by way of defense or otherwise, in any action that the Holder may bring to collect the indebtedness evidenced by this Mortgage Note, or to enforce any of the Collateral Security Documents, and the Borrower acknowledges that any such claims must be pursued by it in a separate action initiated by the Borrower, and that the Borrower shall have no right to seek to have any such separate action consolidated with any action that the Holder may bring to collect the indebtedness evidenced by this Mortgage Note, or to enforce any of the Collateral Security Documents.

     ASSIGNMENT AND TRANSFER; SUB-NOTES; BORROWER ESTOPPEL. The Holder may assign or otherwise transfer this Mortgage Note (or direct interests or participation interests in this Mortgage Note) at any time without notice to or consent from the Borrower. If the Holder elects to sell direct interests in this Mortgage Note, the Borrower shall, within three (3) Business Days after written request by the Holder, execute and deliver replacement Mortgage Notes (collectively the "Sub-Notes"), identical in form and substance to this Mortgage Note except as to principal amount, in the aggregate amount of the then unpaid principal balance of this Mortgage Note. The Borrower shall, within three (3) Business Days after written request by the Holder, certify in writing to the Holder, and to any other person(s) named by the Holder: (a) the then current outstanding principal balance of this Mortgage Note (if there is a disagreement between the Borrower and the Holder concerning the outstanding principal balance of this Mortgage Note, the Borrower shall furnish to the Holder, at the time of making the written statement required by this paragraph, copies of all documents evidencing the principal payments theretofore made by the Borrower); (b) the date through which interest has then been paid; (c) the absence of any amendments or agreements modifying or otherwise affecting the obligations set forth in this Mortgage Note (or, if any such amendments or agreements are alleged to exist, attaching copies of any such written agreements and describing, by sworn statement of Donald W. Reynolds or William F. Ehinger, all material terms and conditions of any such oral agreements as are alleged to exist); (d) the absence of any known defenses to the obligations set forth in this Mortgage Note and the absence of any known claims that could be asserted by the Borrower or any other person against the Holder (or, if such defenses or claims are alleged to exist, stating, by sworn statement of Donald W. Reynolds or William F. Ehinger, the factual basis for such claims or defenses together with copies of all documents supporting or otherwise relating to such alleged claims and defenses; (f) confirming the Borrower's agreement that (i) any such claims as may be alleged to exist are independent of the Borrower's obligations under this Mortgage Note, and shall in no event give rise to a right of set-off under this Mortgage Note or otherwise constitute a defense to the payment of principal or interest when due under this Mortgage Note, and (ii) any proposed assignee or transferee of this Mortgage Note (or a participation interest in this Mortgage Note or a Sub-Note) shall be entitled to rely upon the Borrower's written statement in connection with its acquisition of this Mortgage Note (or a participation interest in this Mortgage Note or a Sub-Note).

     COLLATERAL SECURITY DOCUMENTS. This Mortgage Note is secured by: (a) a First Mortgage of even date herewith which is a lien upon real property in the City of Port Huron, St. Clair County, Michigan (the "Mortgage"); (b) a Continuing Guaranty of even date made, jointly and severally, by Donald W. Reynolds, Betty J. Reynolds, and William F. Ehinger (the "Guaranty"); and (c) separate Pledge Agreements of even date herewith pursuant to which Donald W. Reynolds, Betty J. Reynolds, and William F. Ehinger pledged certain capital stock of GRAND RAPIDS INNKEEPERS MANAGEMENT, INC., a Michigan corporation (the "Pledge Agreements"). The Mortgage, the Guaranty, and the Pledge Agreements, and all amendments thereto and replacements thereof, are referred to in this Mortgage Note collectively as the "Collateral Security Documents".

     MISCELLANEOUS. This Mortgage Note is binding on the Borrower's successors and assigns, and will operate to the benefit of the Holder and its successors and assigns. The use of headings shall not limit the provisions of this Mortgage Note. All discussions between the Holder and the Borrower concerning the indebtedness evidenced hereby are merged into this Mortgage Note and the Collateral Security Documents. This Mortgage Note may be amended only by written agreement signed on behalf of the Holder and the Borrower. The Mortgage Note is executed and delivered in Kent County, Michigan, and is to be construed in accordance with the laws of the State of Michigan.

     NOTICES TO THE BORROWER. Notices to the Borrower shall be in writing and shall be deemed to have been given on the date personally delivered or mailed to the Borrower at its address at 1459 Michigan Avenue, Grand Rapids, Michigan 49503, or when faxed to the Borrower at (616) 459-7776; provided, however, that if such date of delivery is not a Business Day, the date of delivery shall be the first Business Day after the date of delivery provided above.


                      [SIGNATURE APPEARS ON FOLLOWING PAGE]

                   [SIGNATURE PAGE TO $2 MILLION MORTGAGE NOTE
                    FROM REYNOLDS/EHINGER ENTERPRISES, LLC TO
                        MERITAGE HOSPITALITY GROUP INC.]


WITNESSES:                                 REYNOLDS/EHINGER
ENTERPRISES, LLC,

/s/Ronald E. David
---------------------------------          By: /s/Donald W. Reynolds
Ronald E. David                               -----------------------------
                                              Donald W. Reynolds, Manager


/s/James R. Saalfeld
----------------------------------
James R. Saalfeld



STATE OF MICHIGAN     )
                      ) ss.
COUNTY OF KENT        )

     The foregoing instrument was acknowledged before me this 1st day of September, 1998, by Donald W. Reynolds, who is the Manager of REYNOLDS/EHINGER ENTERPRISES, LLC, a Michigan limited liability company, on behalf of such limited liability company.


                                        /s/Ronald E. David
                                       ---------------------------------------
                                       Notary Public, Kent County, Michigan
                                       My commission expires: 8-7-2001